UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 3, 2011

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items.

On October 4, 2011, American Tower Corporation (the “Company”) issued a press release announcing that it had priced its registered public offering of senior unsecured notes due 2021 (the “Notes”) in an aggregate principal amount of $500 million on October 3, 2011. The Notes will have an interest rate of 5.900% per annum and are being issued at a price equal to 99.858% of their face value.

The Company’s press release dated October 4, 2011, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Supplemental Indenture No. 3 to be dated October 6, 2011, by and between American Tower Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Form of debt securities (attached to Exhibit 4.1).

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference from Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q filed on August 4, 2011).

99.1	Press Release, dated October 4, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION

(Registrant)

Date: October 4, 2011	By:	/S/ THOMAS A. BARTLETT
Thomas A. Bartlett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Supplemental Indenture No. 3 to be dated October 6, 2011, by and between American Tower Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Form of debt securities (attached to Exhibit 4.1).

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference from Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q filed on August 4, 2011).

99.1	Press Release, dated October 4, 2011.